EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of NetIQ Corporation, a Delaware corporation (the Company), on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission (the Report), Charles M. Boesenberg, Chief Executive Officer and Richard H. Van Hoesen, Chief Financial Officer of the Company, each certifies pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles M. Boesenberg
Chief Executive Officer and Chairman of the Board of Directors
May 10, 2006

/s/ Richard H. Van Hoesen
Senior Vice President and Chief Financial Officer
May 10, 2006

A signed original of this written statement required by Section 906 has been provided to NetIQ Corporation and will be retained by NetIQ Corporation and furnished to the Securities and Exchange Commission or its staff upon request.